CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to  the  incorporation  by  reference  into  the  Prospectus  and  Statement  of  Additional

Information  in  the  accompanying  Post-Effective  Amendment  to  the  Registration  Statement  on  Form  N-

1A  of  FAM  Value  Fund  and  FAM  Equity  Income  Fund,  each  a  series  of  shares  of  beneficial  interest  of

Fenimore  Asset  Management  Trust,  of  our  reports,  each  dated  February  15,  2011,  on  the  financial

statements   and   financial   highlights   included   in   the   December   31,   2010   Annual   Report   to   the

Shareholders of the above referenced funds.

We  further  consent  to  the  references  to  our  firm  under  the  heading  "Financial  Highlights"  in  the

Prospectus and “Other Service Providers” in the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 28, 2011